EXHIBIT (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Series B Shares

of

BANCO SANTANDER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

at

Ps.26.50 Per Series B Share

Pursuant to the U.S. Offer to Purchase dated November 3, 2021 by

BANCO SANTANDER, S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The Tender Agent for the Offer is:

Citibank, N.A.Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 2. Mail or deliver this Share Letter of Transmittal, together with the certificate(s) representing your shares, to:

If delivering by mail, hand, express mail, courier, or other expedited service:

Citibank, N.A. Agency & Trust
480 Washington Blvd, 30th Floor
Jersey City, NJ 07310
Attn: Michelle Chotoosingh – Santander Tender

Email: citinygats@citi.com

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Tendered (attach additional list if necessary)
Certificated Shares*

	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Shares Represented by Certificate(s) Tendered*
Total Shares

*	Unless otherwise indicated, it will be assumed that all Series B Shares represented by certificates described above are being tendered hereby. See Instruction 4.

THE INSTRUCTIONS ACCOMPANYING THIS SHARE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS SHARE LETTER OF TRANSMITTAL IS COMPLETED.

DELIVERY OF THIS SHARE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE TENDER AGENT WILL NOT CONSTITUTE VALID DELIVERY. YOU MUST SIGN THIS SHARE LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE, IF REQUIRED, AND COMPLETE THE IRS FORM W-9 SET FORTH BELOW, IF REQUIRED. PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS SHARE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS SHARE LETTER OF TRANSMITTAL.

ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200 OR THE ADDRESS SET FORTH ON THE BACK PAGE OF THE OFFER TO PURCHASE.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS SHARE LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200.

THE OFFER IS BEING MADE TO ALL HOLDERS OF SHARES UNDER THE U.S. OFFER TO PURCHASE. WE ARE NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD BE PROHIBITED BY SECURITIES, “BLUE SKY” OR ANY OTHER LAW OR REGULATION OF SUCH JURISDICTION. IF WE BECOME AWARE OF ANY U.S. STATE IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES PURSUANT THERETO WOULD NOT BE IN COMPLIANCE WITH LAW OR REGULATION, WE WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH ANY SUCH LAW OR REGULATION. IF, AFTER SUCH GOOD FAITH EFFORT, WE CANNOT COMPLY WITH ANY SUCH LAW OR REGULATION, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF HOLDERS OF) THE HOLDERS OF SHARES IN SUCH STATE. IN THOSE JURISDICTIONS WHERE APPLICABLE LAWS OR REGULATIONS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF PURCHASER BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION TO BE DESIGNATED BY PURCHASER.

This Share Letter of Transmittal is being delivered to you in connection with the U.S. Offer to Purchase by Banco Santander, S.A., a limited liability company incorporated under the laws of the Kingdom of Spain (“Purchaser”), to purchase all of Series B Shares of the Company, par value Ps. 3.780782962 (the “Series B Shares”), including all Series B Shares represented by American depositary shares (the “ADSs,” with every ADSs representing five Series B Shares), for Ps.26.50 in cash per Series B Share, or the U.S. dollar equivalent of Ps.132.50 in cash per ADS, without interest, upon the terms and subject to the conditions set forth in this Share Letter of Transmittal and the related Offer to Purchase by Purchaser, dated November 3, 2021 (the “Offer to Purchase,” which, together with this Letter of Transmittal and ADS Letter of Transmittal, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The Offer expires on the Expiration Date. “Expiration Date” means 5:00 p.m., New York City time, on December 7, 2021, unless the expiration of the Offer is extended to a subsequent date, in which event the term “Expiration Date” means such subsequent date.

You should use this Share Letter of Transmittal to deliver to Citibank, N.A. (the “Tender Agent”) Series B Shares represented by share certificates. In this Share Letter of Transmittal, shareholders who deliver certificates representing their Series B Shares are referred to as “Certificate Shareholders.” If any certificate representing any Series B Shares you are tendering with this Share Letter of Transmittal has been lost, stolen, destroyed or mutilated, you should contact the Company’s transfer agent regarding the requirements for replacement. You may be required to post a bond to secure against the risk that such certificates may be subsequently recirculated. You are urged to contact the transfer agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 10.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (“Purchaser”), the above-described Series B Shares, par value Ps. 3.780782962 (“Shares”), of Banco Santander México, S.A., Institución De Banca Múltiple, Grupo Financiero Santander México, a company incorporated in United Mexican States (the “Company”), at a purchase price of Ps.26.50 in cash per Series B Share (the “U.S. Offer Price”), without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated November 3, 2021, issued by the Purchaser, which the undersigned hereby acknowledges having received (the “U.S. Offer to Purchase,” which, together with this Letter of Transmittal, as may be amended or supplemented from time to time, collectively constitute the “Offer”). The Offer expires on the Expiration Date. “Expiration Date” means 5:00 p.m., New York City time, on December 7, 2021, unless the expiration of the Offer is extended to a subsequent date, in which event the term “Expiration Date” means such subsequent date.

The undersigned hereby acknowledges that Purchaser reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its direct or indirect wholly-owned subsidiaries of Parent, without the consent of the Company, the right to purchase the Shares tendered herewith.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for payment of the Shares validly tendered herewith and not properly withdrawn prior to the Expiration Date in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all of the Shares being tendered hereby and any and all dividends, distributions, rights, other Shares or other securities issued or issuable in respect of such Shares on or after the date hereof (collectively, “Distributions”). In addition, the undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned with respect to such Shares and any and all Distributions with full power of substitution (such proxies and power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered Shares and any Distributions) to the full extent of such shareholder’s rights with respect to such Shares and any Distributions (a) to deliver certificates representing such Shares (the “Share Certificates”) and any and all Distributions, together, in either such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) to present such Shares and any and all Distributions for transfer on the books of the Company, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and any Distributions, all upon the terms and subject to the conditions of the Offer.

By executing this Share Letter of Transmittal, the undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of such shareholder’s rights with respect to the Shares tendered hereby and not properly withdrawn which have been accepted for payment and with respect to any and all Distributions. The designees of Purchaser will, with respect to such Shares and Distributions, be empowered to exercise all voting and any other rights of such shareholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of the Company’s shareholders, by written consent in lieu of any such meeting or otherwise as such designee, in its, his or her sole discretion, deems proper with respect to all Shares and any and all Distributions. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares and any and all Distributions. Such appointment is effective when, and only to the extent that, Purchaser accepts the Shares tendered with this Share Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares and any and all associated Distributions (other than prior powers of attorney, proxies or consent given by the undersigned to Purchaser or the Company) will be revoked, and no subsequent powers of attorney, proxies, consents or revocations (other than powers of attorney, proxies, consents or revocations given to Purchaser or the Company) may be given (and, if given, will not be deemed effective).

Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Shares and any and all Distributions, including voting at any meeting of shareholders or executing a written consent concerning any matter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all of the Shares tendered hereby and any and all Distributions and, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank. The undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of any and all of the Shares tendered hereby and any and all Distributions, including an instrument of transfer in the form attached hereto as Schedule 1. In addition, the undersigned shall promptly remit and transfer to the Tender Agent for the account of Purchaser any and all Distributions in respect of any and all of the Shares tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of any such Distributions and may withhold the entire Offer Price or deduct from such Offer Price the amount or value thereof, as determined by Purchaser in its sole discretion.

It is understood that the undersigned will not receive payment for the Shares unless and until the Shares are accepted for payment and until the Share Certificate(s) owned by the undersigned are received by the Tender Agent at the address set forth above, together with such additional documents as the Tender Agent may require.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE SHARES, THE SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF SUCH SHARES, SHARE CERTIFICATE(S) AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE TENDER AGENT HAS ACTUALLY RECEIVED THE SHARES OR SHARE CERTIFICATE(S). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

All authority conferred or agreed to be conferred pursuant to this Share Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except upon the terms and subject to the conditions of the Offer, this tender is irrevocable.

The undersigned understands that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances, upon the terms and subject to the conditions of the Offer, Purchaser may not be required to accept for payment any of the Shares tendered hereby.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue a wire payment for the Offer Price in the name(s) of, and/or return any Share Certificates representing Shares not validly tendered or accepted for payment to, the registered owner(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please issue a wire payment for the Offer Price and/or return any Share Certificates representing Shares not validly tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under “Description of Shares Tendered.”

In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue a wire payment for the Offer Price and/or issue any Share Certificates representing Shares not validly tendered or accepted for payment (and any accompanying documents, as appropriate) in the name of, and deliver such wire payment and/or return such Share Certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. The undersigned recognizes that Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered owner thereof if Purchaser does not accept for payment any of the Shares so validly tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not validly tendered or not accepted for payment and/or the wire payment for the Offer price in consideration of Shares validly tendered and accepted for payment are to be issued in the name of someone other than the undersigned.

Wire to:	☐ Bank Name: ABA # or SWIFT ID: Account Name: Account Number or IBAN:
☐ Share Certificates to:

Name:	(Please Print)

Address:	(Include Zip Code)

(Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not validly tendered or not accepted for payment and/or the wire payment for the Offer price of Shares validly tendered and accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.

Wire to:	☐ Bank Name: ABA # or SWIFT ID: Account Name: Account Number or IBAN:
☐ Share Certificates to:

Name:	(Please Print)

Address:	(Include Zip Code)

(Tax Identification or Social Security Number)

IMPORTANT-SIGN HERE
(U.S. Holders Please Complete the Enclosed IRS Form W-9)
(Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN or W-8BEN-E
or Other Applicable IRS Form W-8)

(Signature(s) of Shareholder(s))
Dated: ________________

(Must be signed by registered owner(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5. For information concerning signature guarantees, see Instruction 1.)

Name(s):
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code and Telephone Number:

Email Address:
Tax Identification or Social Security No:

GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only;
see Instructions 1 and 5)

Name of Firm:

Address:
(Include Zip Code)

Authorized Signature:

Name:
(Please Type or Print)

Area Code and Telephone Number:

Dated: ______________	Place medallion guarantee in space below:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures for Shares. No signature guarantee is required on this Share Letter of Transmittal (a) if this Share Letter of Transmittal is signed by the registered holder(s) of the Shares tendered therewith, unless such holder or holders have completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the cover of this Share Letter of Transmittal or (b) if the Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act (each an “Eligible Institution” and collectively “Eligible Institutions”) (for example, the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program and the Stock Exchanges Medallion Program (SEMP)). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2. Delivery of Share Letter of Transmittal and Certificates. This Share Letter of Transmittal is to be completed by shareholders if Share Certificates are to be forwarded herewith. If Shares represented by Share Certificates are being tendered, such Share Certificates, as well as this Share Letter of Transmittal properly completed and duly executed with any required signature guarantees, and any other documents required by this Share Letter of Transmittal, must be received by the Tender Agent at its address set forth herein on or prior to the Expiration Date.

THE METHOD OF DELIVERY OF THE SHARES (OR SHARE CERTIFICATES), THIS SHARE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. DELIVERY OF THE SHARES (OR SHARE CERTIFICATES), THIS SHARE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS WILL BE DEEMED MADE, AND RISK OF LOSS THEREOF SHALL PASS, ONLY WHEN THEY ARE ACTUALLY RECEIVED BY THE TENDER AGENT. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE SHARES (OR SHARE CERTIFICATES), THIS SHARE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by execution of this Share Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility (including time of receipt) of the surrender of any Share Certificate hereunder, including questions as to the proper completion or execution of any Share Letter of Transmittal or other required documents and as to the proper form for transfer of any certificate of Shares, will be determined by Purchaser in its sole and absolute discretion (which may be delegated in whole or in part to the Tender Agent), which determination will be final and binding, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of such court. Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the surrender of any Shares or Share Certificate(s) whether or not similar defects or irregularities are waived in the case of any other shareholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived.

3. Inadequate Space. If the space provided on the cover page to this Share Letter of Transmittal is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Share Letter of Transmittal is signed.

4. Partial Tenders (Applicable to Certificate Shareholders Only). If fewer than all the Shares evidenced by any Share Certificate delivered to the Tender Agent are to be tendered, shareholders should contact the Company’s transfer agent to arrange to have such Share Certificate divided into separate Share Certificates representing the number of shares to be tendered and the number of shares to not be tendered. The shareholders should then tender the Share Certificate representing the number of Shares to be tendered as set forth in this Share Letter of Transmittal. All Shares represented by Share Certificates delivered to the Tender Agent will be deemed to have been tendered.

5. Signatures on Share Letter of Transmittal; Stock Powers and Endorsements. If this Share Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificate(s) without alteration or any other change whatsoever.

If any Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Share Letter of Transmittal.

If any tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Share Letters of Transmittal as there are different registrations of such Shares.

If this Share Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted.

If this Share Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of Share Certificates or separate stock powers are required unless payment is to be made to, or Share Certificates representing Shares not tendered or accepted for payment are to be issued in the name of, a person other than the registered owner(s), in which case the Share Certificates representing the Shares tendered by this Share Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) or holder(s) appear(s) on the Share Certificates. Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Share Letter of Transmittal is signed by a person other than the registered owner(s) of the Share(s) listed, the Share Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the Share Certificate(s). Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

6. Transfer Taxes. Except as otherwise provided in this Instruction 6, all transfer taxes with respect to the transfer and sale of Shares contemplated hereby shall be paid or caused to be paid by Purchaser. If payment of the Offer Price is to be made to, or (in the circumstances permitted hereby) if Share Certificates not validly tendered or accepted for payment are to be registered in the name of, any person other than the registered owner(s), or if tendered Share Certificates are registered in the name of any person other than the person signing this Share Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such person) payable on account of the transfer to such person, will need to be paid by such holder.

7. Special Payment and Delivery Instructions. If a wire payment for the Offer Price is to be issued, and/or Share Certificates representing Shares not validly tendered or accepted for payment are to be issued or returned to, a person other than the signer(s) of this Share Letter of Transmittal or to an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Share Letter of Transmittal should be completed.

8. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to Morrow Sodali LLC (the “Information Agent”) at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the Offer to Purchase, this Letter of Transmittal and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser’s expense.

9. U.S. Federal Backup Withholding. Under U.S. federal income tax law, the Tender Agent or other payors may be required to withhold 24% of the amount of any payment made to certain shareholders (or other payees) pursuant to the Offer, as applicable. To avoid backup withholding, each tendering shareholder (or other payee) that is a United States person for U.S. federal income tax purposes and that does not otherwise establish an exemption from backup withholding should complete and return the Internal Revenue Service (“IRS”) Form W-9.

Certain shareholders and other payees (including, among others, corporations, non-resident alien individuals and non-U.S. entities) are not subject to these backup withholding and reporting requirements. Exempt United States persons should indicate their exempt status on IRS Form W-9. A tendering shareholder (or other payee) who is a non-resident alien individual or a non-U.S. entity may be required to provide the appropriate IRS Form W-8.

Tendering shareholders (or other payees) should consult their tax advisors as to any qualification for exemption from backup withholding, and the procedure for obtaining the exemption.

NOTE: FAILURE TO COMPLETE AND RETURN THE INTERNAL REVENUE SERVICE FORM W-9 (OR APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8, AS APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

10. Lost, Destroyed, Mutilated or Stolen Share Certificates. If any Share Certificate has been lost, destroyed, mutilated or stolen, the shareholder should promptly notify the Company’s transfer agent. The shareholder will then be instructed as to the steps that must be taken in order to replace the Share Certificate. This Share Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen Share Certificates have been followed.

11. Waiver of Conditions. Purchaser expressly reserves the right, in its sole discretion, to, upon the terms and subject to the conditions of the Offer, increase the Offer Price, waive any Offer Condition (as defined in the Offer to Purchase) or make any other changes to the terms and conditions of the Offer.

IMPORTANT: THIS SHARE LETTER OF TRANSMITTAL, TOGETHER WITH SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE TENDER AGENT PRIOR TO THE EXPIRATION DATE.

1

1 DPW Tax to confirm latest to attach.

The Tender Agent for the Offer to Purchase is:

Citibank, N.A.

If delivering by mail, hand, express mail, courier, or other expedited service:

Citibank, N.A. Agency & Trust
480 Washington Blvd, 30th Floor
Jersey City, NJ 07310
Attn: Michelle Chotoosingh – Santander Tender

Email: citinygats@citi.com DELIVERY OF THIS SHARE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Share Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Tender Offer is:

Morrow Sodali LLC

509 Madison Avenue

New York, NY 10022

or

Call Toll-Free (800) 662-5200

Email: opasantander@investor.morrowsodali.com

Schedule 1

[To come.]